UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2012

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois		62526
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, John D. Rice, Vice Chairman of Archer-Daniels-Midland Company (the “Company”), has elected to retire. In connection with Mr. Rice’s retirement, the Company and Mr. Rice entered into an agreement on April 13, 2012 that governs the terms of his ceasing to be an active employee and an officer of ADM (the “Separation Agreement”).

The Separation Agreement provides that Mr. Rice’s last active day of service was April 13, 2012 but that he will continue to provide services to the Company at a reduced time commitment until his retirement is effective on June 30, 2012. Mr. Rice executed a release of claims in conjunction with the execution of the Separation Agreement (the “First Release”), and the Separation Agreement provides that Mr. Rice will execute another release of claims within 45 days after the termination of his employment with the Company (the “Second Release”).

In consideration for the First Release and the Second Release, non-competition and non-solicitation covenants and other provisions contained in the Separation Agreement, the Company will: (i) pay Mr. Rice cash in the amount of $1,900,008, to be paid as a first installment of $950,004 following the expiration of the revocation period provided in the First Release and a second installment of $950,004 following the expiration of the revocation period provided in the Second Release; (ii) pay Mr. Rice a cash payment equal to 50% of the aggregate difference between the option strike price and the fair market value, as defined in the Separation Agreement, of the underlying securities for all stock options currently held by Mr. Rice that will not be vested as of June 30, 2012 and will not continue to vest under the terms of the granting document, to be paid following the expiration of the revocation period provided in the Second Release; (iii) transfer to Mr. Rice, on or about June 30, 2012, the title of the Company-owned car currently used by him; (iv) extend Mr. Rice’s healthcare coverage until June 30, 2013 on the same terms as would have been available to him had he remained employed by the Company through such date; and (v) pay Mr. Rice the cash incentive payment that would otherwise have been payable to him under the Company’s Performance Incentive Plan for the performance period in effect as of June 30, 2012, calculated based on the Company’s actual performance, payable on or about September 28, 2012. These benefits are subject to customary terms and conditions under the Separation Agreement.

A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference in response to this Item 5.02. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed or furnished herewith:

10.1	Agreement, dated as of April 13, 2012, by and between Archer-Daniels-Midland Company and John D. Rice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: April 16, 2012	By	/s/ David J. Smith
David J. Smith Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Number	Description	Method of filing
10.1	Agreement, dated as of April 13, 2012, by and between Archer-Daniels-Midland Company and John D. Rice	Filed electronically